Exhibit 3.28

LIMITED LIABILITY COMPANY AGREEMENT
OF
TRIAD HUNTER, LLC
A DELAWARE LIMITED LIABILITY COMPANY

Magnum Hunter Resources Corporation a Delaware corporation (the “Member”) hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq. (the “Act”), and hereby declares the following to be the Limited Liability Company Agreement of such limited liability company:

1.                                      Name. The name of the limited liability company formed hereby (the “Company”) is Triad Hunter, LLC.

2.                                      Purpose and Powers. The purpose of the Company is to engage in any activity for which limited liability companies may be organized in the State of Delaware. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

3.                                      Certificates; Term; Existence. David E. Morrison, as an “authorized person” within the meaning of the Act, has executed, delivered and filed the Certificate of Formation of the Company with the Office of the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation of the Company with the Office of the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business. The term of the Company commenced on the date hereof, being the date the Certificate of Formation of the Company was filed with the Office of the Secretary of State of the State of Delaware, and the term of the Company shall continue until the dissolution of the Company pursuant to Section 17 hereof. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation of the Company pursuant to the Act and this Agreement.

4.                                      Registered Office. The registered office of the Company in the State of Delaware is located at 2711 Centerville Road, Suite 400 Wilmington, New Castle County, Delaware 19808.

5.                                      Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400 Wilmington, New Castle County, Delaware 19808.

6.                                      Admission of Member. Simultaneously with the execution and delivery of this Agreement, Magnum Hunter Resources Corporation is hereby admitted to the Company as the sole member of the Company in respect of the Interest (as hereinafter defined) being acquired hereunder.

7.                                      Interest. The Company shall be authorized to issue a single class of Limited Liability Company Interest (as defined in the Act, the “Interest”) that shall not be certificated, and shall include any and all benefits to which the holder of such Interest may be entitled in this Agreement, together with all obligations of such person to comply with the terms and provisions of this Agreement.

8.                                      Capital Subscriptions. The Member may contribute additional cash or other property to the Company as it shall decide, from time to time.

9.                                      Tax Characterization and Returns. Until such time as the Company shall have more than one member, it is the intention of the Member that the Company be disregarded for federal and all relevant state tax purposes and that the activities of the Company be deemed to be activities of the Member for such purposes. All provisions of the Company’s Certificate of Formation and this Agreement are to be construed so as to preserve that tax status. The Member is hereby authorized to file any necessary elections with any tax authorities and shall be required to file any necessary tax returns on behalf of the Company with any such tax authorities.

10.                               Management. The management of the Company shall be vested solely in the Member, who shall have all powers to control and manage the business and affairs of the Company and may exercise all powers of the Company. All instruments, contracts, agreements and documents shall be valid and binding on the Company if executed by the Member.

11.                          Officers.

(a)                                 Officers. The officers of the Company shall be appointed by the Member and shall consist of at least a president and a secretary. Two or more offices may be held by the same person. The initial officers of the Company appointed by the Member are set forth on Exhibit A attached hereto.

(b)                                 Additional Officers. The Member may also appoint a chief executive officer, a treasurer, and one or more vice presidents, assistant secretaries and assistant treasurers. The Member may appoint such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be expressly set forth herein or as shall otherwise be determined from time to time by the Member by resolution not inconsistent with this Agreement.

(c)                                  Compensation. The salaries of all officers and agents of the Company shall be fixed by the Member. The Member shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Member deems advisable.

(d)                                 Term; Removal; Vacancies. The officers of the Company shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the

Member may be removed at any time by the Member, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the Member.

(e)                                  Chief Executive Officer. The chief executive officer, if one is elected or appointed, shall be the chief executive officer of the Company and shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Member, as applicable, are carried into effect. The chief executive officer shall preside at all meetings of the Members.

(f)                                   President. The president shall assist the chief executive officer in seeing that all orders and resolutions of the Member, as applicable, are carried into effect and shall have such other duties and such other powers as the Member may from time to time prescribe or as the chief executive officer may from time to time delegate.

(g)                                  Vice Presidents. The vice presidents in the order of their seniority, unless otherwise determined by the Member, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the Member may from time to time prescribe or as the chief executive officer or president may from time to time delegate.

(h)                                 Secretary. The secretary shall attend all meetings of the Member and record all of the proceedings of the meetings of the Member and resolutions of the Member, as applicable, in a record book to be kept for that purpose. The secretary shall give, or cause to be given, notice of all meetings of the Member, and shall perform such other duties as may be prescribed by the Member, chief executive officer or president, under whose supervision he or she shall be. The secretary shall keep in safe custody the seal of the Company (if any) and, when authorized by the Member, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an assistant secretary or of the treasurer. The secretary shall perform such other duties and have such other powers as the Member may from time to time prescribe or as the chief executive officer or president may from time to time delegate.

(i)                                     Assistant Secretaries. The assistant secretaries, if elected or appointed, in the order of their seniority, unless otherwise determined by the Member, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Member may from time to time prescribe or as the chief executive officer or president may from time to time delegate.

(j)                                    Treasurer. The treasurer, if one is elected or appointed, shall have custody or the Company funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the

Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the Member. The treasurer shall disburse the funds of the Company as may be ordered by the Member, taking proper vouchers for such disbursements, and shall render the chief executive officer, president and Member, at their regular meetings, or when the chief executive officer or president or Member so requires, an account of all his or her transactions as treasurer and of the financial condition of the Company. If required by the Member, the treasurer shall give the Company a bond of such type, character and amount as the Member may require.

Assistant Treasurers. The assistant treasurers, if elected or appointed, in the order of their seniority, unless otherwise, determined by the Managing Member, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Managing Member may from time to time prescribe or the chief executive officer or president may from time to time delegate.

12.                               Distributions. At such time as the Member shall determine, the Member shall cause the Company to distribute any cash held by it that is neither reasonably necessary for the operation of the Company nor otherwise in violation of Sections 18-607 or 18-804 of the Act.

13.                               Assignments. The Member may assign all or any part of its Interest in the sole discretion of the Member. Any transferee of all or any portion of an Interest shall automatically be deemed admitted to the Company as a substituted Member in respect of the Interest or such portion thereof transferred by the transferring Member and the transferring Member shall be deemed withdrawn in respect of such Interest or portion thereof.

14.                               Withdrawal. The Member may withdraw from the Company at any time. Upon any such permitted withdrawal, the withdrawing Member shall receive the fair value of its Interest, determined as of the date it ceases to be a member of the Company.

15.                               Additional Members. No additional persons may be admitted as members of the Company except upon an assignment by the Member of all or any part of its Interest.

16.                               Compensation. The Member shall not receive compensation for services rendered to the Company.

17.                               Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (a) the decision of the Member, or (b) an event of dissolution of the Company under the Act; provided, however, that within ninety (90) days following any event terminating the continued membership of the Member, if the Personal Representative (as defined in the Act) of the Member agrees in writing to continue the Company and to admit itself or some other person as a member of the Company effective as of the date of the occurrence of the event that terminated the continued membership of the Member, then the Company shall not be dissolved and its affairs shall not be wound up.

18.                               Distributions upon Dissolution. Upon the dissolution of the Company pursuant to Section 17 hereof, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and, satisfying the claims of its creditors and the Member, and the Member shall not take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Member until such time as the property of the Company has been distributed pursuant to this Section 18 and the Certificate of Formation of the Company has been cancelled pursuant to the Act and this Agreement. The Member shall be responsible for overseeing the winding up and dissolution of the Company. Upon the dissolution of the Company pursuant to Section 17 hereof, the Member shall take full account of the Company’s liabilities and assets and shall cause the assets or the proceeds from the sale thereof, to the extent sufficient therefor, to he applied and distributed, to the maximum extent permitted by law, to the Member, after paying or making reasonable provision for all of the Company’s creditors to the extent required by Section 18-804 of the Act.

19.                               Certificate of Cancellation. Upon completion of the winding up and liquidation of the Company in accordance with Section 18 hereof, the Member shall promptly cause to be executed and filed a Certificate of Cancellation in accordance with the Act and the laws of any other jurisdictions in which the Member deems such filing necessary or advisable

20.                               Limited Liability. The Member shall have no liability for the obligations of the Company except to the extent required by the Act.

21.                               Amendment. This Agreement may be amended only in a writing signed by the Member.

22.                               Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

23.                               Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any party to lose the benefit of its economic bargain.

24.                          Consent to Jurisdiction Provision. The Member hereby (i) irrevocably submits to the non-exclusive jurisdiction of any Delaware State court or Federal court sitting in Wilmington, Delaware in any action arising out of this Agreement and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

25.                          Relationship between the Agreement and the Act. Regardless of whether any provision of this Agreement specifically refers to particular Default Rules, (a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly, and (b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly. For purposes of this Section 25, “Default Rule” shall mean a rule stated in the Act that applies except to the extent it is negated or modified through the provisions of a limited liability company’s Certificate of Formation or limited liability company agreement.

IN WITNESS WHEREOF, the undersigned has caused this Limited Liability Company Agreement to be executed as of the       day of October, 2009.

MAGNUM HUNTER RESOURCES CORPORATION
a Delaware corporation

By:	/s/ Ronald D. Ormand
Name:	Ronald D. Ormand
Title:	Managing Director

Exhibit A

Initial Officers

Gary C. Evans	President and Treasurer

Ronald D. Ormand	Vice President and Secretary